[AKIN GUMP STRAUSS HAUER & FELD LLP LETTERHEAD]
Exhibit 8.1
June 24, 2008
Bronco Drilling Company, Inc.
16217 May Avenue
Edmond, Oklahoma 73013
Tax Opinion
Ladies and Gentlemen:
     Akin Gump Strauss Hauer & Feld LLP, a registered limited liability partnership organized under the laws of the State of Texas, has acted as counsel to Bronco Drilling Company, Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing of Registration Statement No. 333-149326 on Form S-4, as amended (the “Registration Statement”), filed by Allis-Chalmers Energy Inc., a Delaware corporation (“Parent”) with the Securities and Exchange Commission and the joint proxy statement/prospectus of Parent and the Company (the “Joint Proxy Statement/Prospectus”) included as part of the Registration Statement. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Registration Statement.
     The Registration Statement relates to the proposed merger (the “Merger”) of the Company with and into Elway Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a direct, wholly owned subsidiary of Parent which will be converted into a Delaware limited liability company prior to the effective time of the Merger, pursuant to the Agreement and Plan of Merger dated as of January 23, 2008, as amended by the First Amendment to the Agreement and Plan of Merger dated as of June 1, 2008 (the “Merger Agreement”), by and among the Company, Parent, and Merger Sub.
     For the purpose of rendering the opinion expressed below, we have examined the Merger Agreement, the documents described in the Merger
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Bronco Drilling Company, Inc.
June 24, 2008

Agreement, the Registration Statement, and the Joint Proxy Statement/Prospectus, including all amendments, schedules and exhibits to the foregoing (collectively, the “Transaction Documents”), the factual statements and representations set forth in the respective letters delivered to us by Parent, Merger Sub, and the Company for purposes of this opinion (the “Officers’ Certificates”), and such other agreements, certificates, documents, papers or other records relating to the Merger as we have deemed necessary or appropriate as a basis of such opinion.
     To the extent it may be relevant to the opinion expressed herein, we have relied, with your permission and without independent investigation or verification, on the following assumptions:
     1. All of the representations, warranties and statements contained in the Transaction Documents and the Officers’ Certificates, in each case, without regard to any qualifications as to knowledge or belief, are accurate and complete.
     2. All parties to the Transaction Documents will comply with all of the covenants, agreements and intentions contained therein.
     3. Each of the Transaction Documents has been duly authorized, executed and delivered by all parties thereto.
     4. Each of the Transaction Documents constitutes a legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms.
     5. All parties (whether acting directly or through agents) will comply with all of their obligations under the Transaction Documents and all laws applicable thereto, regardless of any agreement by or among any of the parties to the Transaction Documents limiting (a) the liability of any of such parties in the event that any of the provisions of the Transaction Documents are not complied with or (b) the standard of care to be exercised in discharging such obligations.
     6. There are and will be no arrangements, understandings or agreements concerning the transactions contemplated by the Transaction Documents other than those contained in the Transaction Documents.

Bronco Drilling Company, Inc.
June 24, 2008

     Our opinion is based on the law and interpretations thereof in effect as of the date of this letter. In preparing our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable federal income tax regulations promulgated pursuant to the Code (the “Regulations”), applicable current interpretations of U.S. federal income tax law as expressed in court decisions and administrative determinations in effect on the date of this letter, and such other authorities as we have considered relevant (collectively referred to as the “Tax Law”).
     Apart from establishing that the facts, assumptions, warranties, statements, and representations set forth herein or contained in the Transaction Documents or the statements of, and written information provided by, Parent, Merger Sub, and the Company, including those representations contained in the Officers’ Certificates, are not in our view unreasonable, we have not independently verified any of such facts, assumptions, warranties, statements or representations. Our opinion is explicitly conditioned upon the accuracy of the facts, assumptions, warranties, statements, and representations set forth herein, in the Transaction Documents, and in the Officers’ Certificates, and upon the accuracy and completeness of all Transaction Documents.
     Based on the facts, assumptions, and representations set forth herein, in the Transaction Documents, and in the Officers’ Certificates, and subject to the assumptions, exceptions, qualifications, and limitations set forth herein, it is our opinion that the discussion contained under the caption “Material U.S. Federal Income Tax Consequences of the Merger” in the Joint Proxy Statement/Prospectus, to the extent that such information constitutes matters of law, summaries of legal matters, or legal conclusions, is a fair and accurate summary of the material United States federal income tax consequences of the Merger under existing law.
     The opinion and other matters in this letter are qualified in their entirety and subject to the following:
A.	We express no opinion as to any laws other than the Tax Law.
B.	The opinion expressed herein is as of the date hereof. Any change in the Tax Law (including pursuant to any legislation which Congress may be currently considering), which may

Bronco Drilling Company, Inc.
June 24, 2008

change at any time with retroactive or prospective effect and which is subject to differing interpretation, or any change in the facts, representations or documents upon which the opinion expressed herein is based, could change our conclusions and render the opinion expressed herein inapplicable. We undertake no obligation to advise you of any facts or circumstances that may come to our attention, any new developments in the law or in the application or interpretation of the Federal income tax laws, or any other change in legal authorities that may occur after the date of this opinion, that may affect the opinion expressed herein or to update the opinion expressed herein in the event that there is a change in the legal authorities, facts or documents upon which the opinion expressed herein is based.
C.	This opinion represents and is based upon our best legal judgment regarding the application of relevant current provisions of the Code and the Regulations, and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the “Service”) in issuing private letter rulings, which are not binding on the Service with respect to taxpayers that did not receive such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the Service or the courts. Thus, there can be no assurance that positions contrary to our opinion will not be taken by the Service, or that a court considering the issues would not hold contrary to our opinion. Our opinion is based on the assumption that the matter will be properly presented to the applicable court. No one has requested a ruling from the Service (and no ruling will be sought) as to any of the Federal income tax consequences addressed in this opinion letter.

Bronco Drilling Company, Inc.
June 24, 2008

D.	The opinion expressed herein is limited to the matters expressly stated herein and no opinion is to be inferred or may be implied beyond the tax opinion expressly set forth above. This letter does not address any other Federal, state, local, or foreign tax consequences.
E.	No opinion is expressed if all of the representations, warranties, statements, and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the representations, warranties, statements, or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Joint Proxy Statement/Prospectus. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.
Very truly yours,
/s/ AKIN GUMP STRAUSS HAUER & FELD LLP

AKIN GUMP STRAUSS HAUER & FELD LLP